UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 28, 2010


                          INFINITY CAPITAL GROUP, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


         MARYLAND                    000-30999             16-1675285
------------------------------      -----------        -------------------
     (State or other                (Commission          (IRS Employer
jurisdiction of incorporation)      File Number)       Identification No.)

                 80 BROAD STREET, 5TH FLOOR, NEW YORK, NY 10004
         --------------------------------------------------------------
              (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (212) 962-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
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On February 16, 2010, 30DC, Inc., a wholly-owned  subsidiary of Infinity Capital
Group, Inc. (the "Company"), entered into a contract with Prestige Financial Center, Inc. ("Prestige") whereby Prestige was to provide certain advisory services in exchange for remuneration. On October 28, 2010, the Company entered into a General Mutual Release Agreement ("Agreement") with Prestige.

As a result of such Agreement, the Company agreed to issue and deliver to Prestige 675,314 shares of restricted Common stock of the Company. The Company granted Prestige piggyback registration rights on Form S-1, S-3 or such other form as may be applicable pursuant to the Securities Act of 1933. The Company shall pay all expenses in connection with registration of shares of common stock of Prestige. Furthermore, should the shares not be registered within six months from issuance, the Company agrees that, within five (5) business days of a request by Prestige, the Company will instruct its transfer agent to remove the restricted Legend under Rule 144 at no charge to Prestige.

The shares were issued exempt from registration pursuant to Section 4(2) of the Exchange Act.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     INFINITY CAPITAL GROUP, INC.


                                     By:/s/ Theodore A. Greenberg
                                        ----------------------------------------
                                        Theodore A. Greenberg,
                                        Chief Financial Officer


                                     Date:  December 7, 2010